Exhibit 99.1

REVOCABLE PROXY

NEWBRIDGE BANCORP

SPECIAL MEETING OF SHAREHOLDERS

____________, 2014

The undersigned hereby appoints the full Board of Directors of NewBridge Bancorp, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Class A Common Stock, no par value per share (“common stock”) of NewBridge Bancorp that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at __________, at _________ _______, local time, on _________, 2014 (the “Special Meeting”).  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN
1. Share Issuance Proposal. The approval of the issuance of shares of NewBridge common stock pursuant to the Agreement and Plan of Combination and Reorganization, dated November 1, 2013, by and among NewBridge Bancorp, NewBridge Bank and CapStone Bank, as amended from time to time, pursuant to which CapStone Bank will merge with and into NewBridge Bank (the “Merger”).	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Adjournment Proposal. The approval of the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies to approve the issuance of NewBridge common stock in connection with the Merger.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH SPECIAL MEETING OR AN ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of NewBridge Bancorp at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of NewBridge Bancorp at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from NewBridge Bancorp prior to the execution of this proxy of a Notice of the Special Meeting of Shareholders and a Joint Proxy Statement/Prospectus dated _______________, 2014.

Date:	, 2014	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF SHAREHOLDER		PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER		SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, only one holder is required to sign.

Please complete, sign and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ___________, 2014:  THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS, IS AVAILABLE ON THE INTERNET AT __________________________.